Exhibit 99.1

For further information:
Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Jeanette O'Loughlin
312-564-6076
joloughlin@theprivatebank.com

For Immediate Release:

PrivateBancorp, Inc. to Attend Upcoming Financial Conferences

CHICAGO, February 25, 2015 - PrivateBancorp, Inc. (NASDAQ: PVTB) announced it will attend two investor conferences in March 2015. The conferences are:

•	RBC Capital Markets' Financial Institutions Conference in New York City on March 10, 2015, with a panel discussion at 11:40 a.m. Eastern Time

•	Wells Fargo Securities U.S. Banks Investor Forum in Chicago on March 17, 2015

Investors may access materials distributed in meetings at the conferences and the panel discussion webcast under the PrivateBancorp, Inc. Investor Relations section of the Company’s website at http://investor.theprivatebank.com. The webcast will be available during the conference time and archived for 90 days following the conference date.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiary The PrivateBank, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities it serves. As of December 31, 2014, the Company had 34 offices in 10 states and $15.6 billion in assets. Our website is www.theprivatebank.com.

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